UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2011

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as specified in its charter)

DELAWARE	1-13237	13-3949418
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 317-5700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 30, 2011, Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc. (collectively, the “Borrowers”), each of which is a subsidiary of Centerline Holding Company (the “Registrant”), entered into Amendment No. 2 (the “Amendment”) to Third Amended and Restated Warehousing Credit and Security Agreement (the “Agreement”) with Bank of America, N.A. (the “Lender”), and Bank of America, N.A., as agent for the Lenders (the “Agent”).  The Amendment amends the Agreement to, among other things, extend the maturity date of the Agreement to September 25, 2012, and clarify certain defined terms and covenant terms.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1
Amendment No. 2 to Third Amended and Restated Warehousing Credit and Security Agreement, dated as of September 30, 2011, among Centerline Mortgage Capital Inc., Centerline Mortgage Partners Inc. and Bank of America, N.A., as agent for the lender, and as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerline Holding Company

By:	/s/ Robert L. Levy
	Name:	Robert L. Levy
	Title:	President, Chief Financial Officer and Chief Operating Officer

Date: October 6, 2011

Exhibit Index

Exhibit Number	Description

10.1
Amendment No. 2 to Third Amended and Restated Warehousing Credit and Security Agreement, dated as of September 30, 2011, among Centerline Mortgage Capital Inc., Centerline Mortgage Partners Inc. and Bank of America, N.A., as agent for the lender, and as lender.